Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 28, 2023, relating to the financial statements of Alpha Modus Corp. (the “Company”) as of and for the years ended December 31, 2022, and 2021 in the Company’s Amended Registration Statement (No. 333-276291) on Form S-4, for the registration of common stock.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus including in such Amended Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

February 8, 2024